                                                                   EXHIBIT 99.01

                                [FORM OF PROXY]

                                     PROXY

    THE PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF SYNCOR INTERNATIONAL CORPORATION FOR THE SPECIAL MEETING OF SYNCOR INTERNATIONAL CORPORATION STOCKHOLDERS. The undersigned hereby appoints Monty Fu and Robert G. Funari, and each of them, with full power of substitution and resubstitution, attorneys and proxies of the undersigned to vote all of the outstanding shares of common stock, par value $0.05 per share, of Syncor International Corporation ("Syncor") ("Syncor Common Stock") that the undersigned is entitled to vote, and with all the power that the undersigned would possess, if personally present, at the special meeting of Syncor stockholders to be held on November 19, 2002 (the "Special Meeting"), or at any adjournment or postponement of the Special Meeting, on the following matters:

             YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
                       FOR THE PROPOSALS SET FORTH BELOW

   1. MERGER AGREEMENT. To approve the Agreement and Plan of Merger, dated as of June 14, 2002, by and among Syncor, Cardinal Health, Inc. and Mudhen Merger Corp., pursuant to which Mudhen Merger Corp. will be merged with and into Syncor.

  [ ] FOR                   [ ] AGAINST                    [ ] ABSTAIN

   2. ADJOURNMENT. To adjourn the Special Meeting, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the Special Meeting to approve the merger agreement proposal.

  [ ] FOR                   [ ] AGAINST                    [ ] ABSTAIN

   In their discretion, the proxies named above are authorized to vote upon such other matters as may properly come before the Special Meeting and any adjournment or postponement of the Special Meeting. If you do not sign and return a proxy card, or vote by telephone or through the internet, or attend the Special Meeting, your shares of Syncor Common Stock cannot be voted. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR BOTH PROPOSALS.

                  (continued, and to be signed, on other side)

                          (continued from other side)

    All previous proxies given by the undersigned to vote at the Special Meeting or at any adjournment or postponement of the Special Meeting are hereby revoked, and receipt of notice of the Special Meeting and of the accompanying Proxy Statement is hereby acknowledged.

                                                Date: ------------------, 2002



                                                ------------------------------
                                                          (SIGNATURE)

                                                --------------------------------
                                                  (SIGNATURE, IF JOINTLY HELD)




                                                --------------------------------
                                                            (TITLE)

    NOTE: Please sign your name exactly as it appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If signing on behalf of a corporation, please sign in full corporate name by the President or other authorized officer(s) of the corporation. If signing on behalf of a partnership, please sign in full partnership name by authorized person(s) of the partnership.

                     Your control number is: --------------

                               VOTE BY TELEPHONE

    Have your voting instruction card available when you call the Toll-Free number 1-800-PROXIES using a touch-tone telephone. You will be prompted to enter your Control Number and then you can follow the simple prompts that will be presented to you to record your vote.

                                VOTE BY INTERNET

    Have your voting instruction card available when you access the website www.voteproxy.com. You will be prompted to enter your Control Number and then you can follow the simple prompts that will be presented to you to record your vote.

                                  VOTE BY MAIL

    Please mark, sign and date your voting instruction card and return it in the postage-paid envelope provided or return it to: American Stock Transfer & Trust Company, 59 Maiden Lane, Plaza Level, New York, NY 10273-0923.

                      VOTE 24 HOURS A DAY, 7 DAYS A WEEK!

  YOUR TELEPHONE OR INTERNET VOTE MUST BE RECEIVED BY 11:59 P.M. EASTERN TIME
          ON NOVEMBER 18, 2002 TO BE COUNTED IN THE FINAL TABULATION.